Exhibit (a)(x) under Form N-1A
                                         Exhibit (3)(i) under Item 601/Reg.S-K

                            FEDERATED EQUITY FUNDS

                               Amendment No. 16
                                    to the
                  RESTATED AND AMENDED DECLARATION OF TRUST
                            dated August 15, 1995


THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                    Federated Capital Appreciation Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                       Federated Capital Income Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                              Class F Shares
                 Federated Communications Technology Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                     Federated Growth Strategies Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                          Federated Kaufmann Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares
                              Class K Shares
                      Federated Large Cap Growth Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares

                     Federated Market Opportunity Fund
                              Class A Shares
                              Class B Shares
                              Class C Shares

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2002.

      WITNESS the due execution hereof this 22nd day of August, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh